Contact:
Randy Gier
Chief Executive Officer
Pizza Inn Holdings, Inc.
469-384-5000

PIZZA INN HOLDINGS, INC. REPORTS RESULTS FOR
FIRST QUARTER FISCAL YEAR 2014

THE COLONY, Texas – November 12, 2013 -- PIZZA INN HOLDINGS, INC.
(NASDAQ: PZZI)

First Quarter Highlights:
•	Adjusted EBITDA decreased $0.4 million to a loss of $0.1 million compared to the first quarter of fiscal 2013.
•	Net income decreased $0.3 million from the first quarter of fiscal 2013 to a loss of $0.4 million.
•	Total Company-owned restaurant sales increased 32% over the prior year quarter to $2.4 million.
•	The Company continues to invest to grow the Pie Five concept:
o	Company-owned Pie Five restaurant sales increased 72% over the prior year quarter to $1.7 million.
o	Four additional Pie Five multi-unit franchise development agreements were awarded in the quarter.
o	Two franchised and two Company-owned Pie Five Pizza Co. restaurants opened in the quarter.
•	Pizza Inn average weekly domestic franchised comparable store sales decreased 3.5% compared to first quarter of fiscal 2013.

Pizza Inn Holdings, Inc. (NASDAQ: PZZI) today announced results for the fiscal quarter ended September 29, 2013.  First quarter net income decreased to a loss of $0.4 million compared to a loss of $0.1 million for the same quarter of the prior fiscal year.  The decline in first quarter net income as compared to the prior year quarter was primarily attributable to a reduction in franchise revenue and food and supply sales related to the Pizza Inn franchise system and an increase in expenses for Pie Five franchise development and Company-owned restaurants.

First quarter franchise revenues decreased $0.1 million, or 7.1%, as compared to the prior fiscal year quarter primarily as a result of lower royalties resulting from lower franchisee retail sales.  Because the franchise development fees received from Pie Five franchisees are not recognized until restaurants open, the fiscal first quarter of 2014 included a relatively small amount of franchise revenue related to Pie Five.  First quarter food and supply sales decreased by approximately $0.7 million, or 9.7%, as compared to the prior year primarily due to a 10.7% decrease in total domestic franchisee retail sales as the result of a decrease in both the average number of stores open and comparable store sales.  First quarter general and administrative expenses remained stable compared to the prior year as higher costs associated with the continued growth of the Pie Five concept were mostly offset by lower stock compensation expense and recruiting fees.

"We continue to feel the year over year impact at Pizza Inn of franchise restaurants closed during 2013.  But, we are pleased that the rate of closures has declined significantly in the past two quarters,” noted Randy Gier, President and CEO.  “In partnership with our franchisees, we are enhancing our product quality, improving our operational consistency, and shifting our marketing focus to further improve the comparable store trends of the Pizza Inn brand,” added Gier.

Company-owned restaurant sales increased 32.1% to $2.4 million due primarily to new restaurant openings at Pie Five.

“We continue to develop and expand our Pie Five concept with the opening of two Company-owned restaurants and three franchise restaurants so far in this fiscal year, bringing the total number of restaurants in operation today to 16,” said Gier.

“Four additional franchise development agreements were signed during the quarter for an additional 35 restaurants in the Richmond, VA, Wichita, KS, Tulsa, OK, Baltimore, MD, and Louisville/Lexington, KY metropolitan areas. Additionally, a development agreement for the Nashville, Tennessee market has been entered into during the second quarter. This brings our total Pie Five franchise restaurants under development agreements to 118.  We are also currently evaluating sites for the expansion of Company Pie Five operations into the Houston market.

“Our results for the first quarter of fiscal 2014 reflect a continued focus on building two strong and sustainable restaurant brands.  We are confident that we are on the right track,” concluded Gier.

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pizza Inn Holdings, Inc.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Pizza Inn Holdings, Inc. will be achieved.

About Pizza Inn Holdings, Inc.:
Headquartered in the Dallas suburb of The Colony, TX, Pizza Inn Holdings, Inc., is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks "Pizza Inn" and "Pie Five Pizza Co." Pizza Inn is an international pizza chain featuring traditional and specialty pizzas, as well as freshly made pastas, sandwiches, and desserts. Pie Five Pizza Co. is a fast-casual concept offering individual pizzas made to order and cooked in less than five minutes. Founded in 1958, Pizza Inn Holdings, Inc. owns and franchises approximately 300 restaurants. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI”.  For more information, please visit www.pizzainn.com.
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PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 29,	September 23,
	2013	2012

REVENUES:	$10,212	$10,438

COSTS AND EXPENSES:
Cost of sales	8,848	8,792
General and administrative expenses	1,030	1,005
Franchise expenses	667	501
Pre-opening expenses	86	79
Bad debt	45	45
Interest expense	43	104
	10,719	10,526

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(507)	(88)
Income taxes	(169)	(45)
LOSS FROM CONTINUING OPERATIONS	(338)	(43)

Loss from discontinued operations, net of taxes	(13)	(15)
NET LOSS	$(351)	$(58)

LOSS PER SHARE OF COMMON STOCK - BASIC:
Loss from continuing operations	$(0.04)	$(0.01)
Loss from discontinued operations	-	-
Net loss	$(0.04)	$(0.01)

LOSS PER SHARE OF COMMON STOCK - DILUTED:

Loss from continuing operations	$(0.04)	$(0.01)
Loss from discontinued operations	-	-
Net loss	$(0.04)	$(0.01)

Weighted average common shares outstanding - basic	8,496	8,021

Weighted average common and
potential dilutive common shares outstanding	9,034	8,113

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 29,	June 30,
ASSETS	2013 (unaudited)	2013

CURRENT ASSETS
Cash and cash equivalents	$1,073	$919
Accounts receivable, less allowance for bad debts
accounts of $273 and $228, respectively	3,319	3,139
Notes receivable	283	292
Inventories	1,486	1,615
Income tax receivable	343	343
Deferred income tax assets	826	882
Prepaid expenses and other	537	307
Total current assets	7,867	7,497

LONG-TERM ASSETS
Property, plant and equipment, net	5,723	4,711
Long-term notes receivable	12	40
Long-term deferred tax asset	410	168
Deposits and other	10	119
	$14,022	$12,535
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$2,379	$1,572
Accrued expenses	1,767	1,749
Deferred revenues	141	169
Bank debt	181	669
Total current liabilities	4,468	4,159

LONG-TERM LIABILITIES
Bank debt, net of current portion	1,675	1,856
Deferred revenues, net of current portion	531	370
Deferred gain on sale of property	53	59
Other long-term liabilities	37	22
Total liabilities	6,764	6,466

COMMITMENTS AND CONTINGENCIES (See Note 3)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,569,432 and 15,312,680 shares, respectively;
outstanding 8,450,032 and 8,193,280 shares, respectively	156	153
Additional paid-in capital	11,711	10,174
Retained earnings	20,027	20,378
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity	7,258	6,069
	$14,022	$12,535

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 29,	September 23,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(351)	$(58)
Adjustments to reconcile net loss to
cash provided by operating activities:
Depreciation and amortization	364	291
Stock compensation expense	15	45
Deferred tax	(186)	(43)
Gain on assets held for sale	(6)	-
Provision for bad debts	45	44
Changes in operating assets and liabilities:
Notes and accounts receivable	(188)	176
Inventories	129	72
Accounts payable - trade	807	(115)
Accrued expenses	33	77
Deferred revenue	127	(72)
Prepaid expenses and other	(132)	(14)
Cash provided by operating activities	657	403

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	6	-
Capital expenditures	(1,365)	(394)
Cash used by investing activities	(1,359)	(394)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	1,525	-
Borrowings of bank debt	-	2,560
Repayments of bank debt	(669)	(2,002)
Cash provided by financing activities	856	558

Net increase in cash and cash equivalents	154	567
Cash and cash equivalents, beginning of period	919	590
Cash and cash equivalents, end of period	$1,073	$1,157

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAYMENTS FOR:

Interest	$37	$33
Income taxes - net	$1	$-

	Three Months Ended
	September 29,	September 23,
	2013	2012
Net loss	$(351)	$(58)
Interest expense	43	104
Income Taxes - Continuing Operations	(169)	(45)
Income Taxes - Discontinued Operations	(7)	(8)
Stock compensation expense	15	45
Depreciation and amortization	364	291
Adjusted EBITDA	$(105)	$329